RELEASE IN CONSIDERATION
                             OF EXCHANGE OF PROPERTY


         This Release in Consideration of Exchange of Property (this "Release") is executed the date stated below by Edwin Ducayet ("Releasor") in favor of Intelect, Inc., a Nevada corporation (formerly Intelect, Inc., a Hawaii corporation) ("Intelect"), Intelect Communications Systems Limited, a Bermuda corporation (formerly known as Challenger International, Ltd.) ("ICSL"), their affiliated entities, and all of such entities' officers, directors, shareholders, employees, agents, representatives, successors, assigns, and all other persons or entities in privity with them (the "Released Parties").

         WHEREAS, Releasor is the owner and holder of that certain 5-Year Six Percent (6%) Subordinated Debenture issued by Intelect, Inc. dated June 29, 1995 (the "Debenture"), issued pursuant to that certain Option Agreement (the "Option Agreement") dated March 31, 1995, by and among those Sellers whose names appear on the signature page thereof, ICSL and Intelect, and Releasor is the contingent beneficiary of certain other rights under the Option Agreement, including rights to Additional Payments (as defined in the Option Agreement);

         WHEREAS, Releasor has agreed to execute this Release, tender Releasor's Debenture to ICSL and surrender all of its rights under the Option Agreement, in exchange for the issuance to Releasor by ICSL of 2,338 shares of Common Stock of ICSL, $.01 par value (the "Shares"), the payment to Releasor of $.51, which represents an amount paid in lieu of issuing fractional shares (the "Fractional Share Payment"), and the registration of the Shares by ICSL with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (the "Registration Statement");

         NOW, THEREFORE, for and in consideration of the issuance to Releasor and the receipt by Releasor of: (1) the Shares registered pursuant to the Registration Statement; and (2) the Fractional Interest Payment; Releasor, for and on behalf of itself, its heirs, administrators, agents, successors, and assigns, does hereby release and forever discharge the Released Parties, of and from any and all claims, demands, duties, obligations, payments of any kind, and any causes of action of whatsoever kind or nature, whether known or not known, which Releasor has or may have arising under the Debenture and/or the Option Agreement, including without limitation the right to the Additional Payments, or arising out of or in any way related to the transactions contemplated by the Option Agreement or the Debenture, and Releasor hereby delivers and surrenders the Debenture to Intelect and surrenders and cancels any and all rights that it might have arising under the Debenture and any and all rights arising under the Option Agreement, including without limitation the right to the Additional Payments.







         Releasor further agrees to indemnify ICSL and Intelect and each of their directors and officers against, and to hold ICSL and Intelect and each of their directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorney's fees) to which ICSL or Intelect or such directors or officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement of Releasor.

         Releasor acknowledges that no threat, and no promise, statement or agreement not herein expressed, has been made to or by the parties hereto to induce its settlement and the execution of this Release, and Releasor has consulted with legal counsel, has carefully read this document and understands its meaning and effect and freely executes and delivers the same.

                                           "RELEASOR"


                                           -------------------------------------


                                           Date: _________________________, 1996